UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

992 Old Eagle School Road, Suite 909
Wayne, PA 19087
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones, Esq.
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Appointment of Principal Financial Officer

On October 23, 2015, in connection with the resignation of Richard Fitzgerald as Chief Financial Officer of TechPrecision Corporation (the "Company"), the Company appointed Thomas Sammons, who joined the Company in March 2015 as Vice President, Finance, of the Company's wholly owned subsidiary, Ranor, Inc., to succeed Mr. Fitzgerald as Chief Financial Officer of the Company effective on October 23, 2015.  In his capacity as Chief Financial Officer, Mr. Sammons will serve as the Company's principal financial officer and principal accounting officer.

Mr. Sammons, 60, has served as Vice President, Finance, of Ranor, Inc. since March 9, 2015.  Prior to joining the Company, Mr. Sammons served as the financial controller of Xchanging Services, Inc., an international provider of technology-enabled business processing, technology and procurement services, from February 2012 through February 2015 and as international controller and business unit controller at Ryerson, Inc., a metals distribution and processing company, from May 2005 through January 2012.  Mr. Sammons holds certifications as a Certified Management Accountant and a Certified Financial Manager and received his B.S. in Business Administration from SUNY, Empire State College and an M.B.A. from Cornell University.

There are no family relationships between Mr. Sammons and any director or executive officer of the Company, and Mr. Sammons has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015	By:	/s/ Alexander Shen
	Name:	Alexander Shen
	Title:	Chief Executive Officer